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                                                                     EXHIBIT 2.8



                             DATED: JANUARY 31, 2003






                  THIRD AGREEMENT TO AMEND SHARE SALE AGREEMENT

                                     BETWEEN

                          CONSOLIDATED WATER CO. LTD.

                                       AND

                 NORTH-AMERICAN MORTGAGE & FINANCE CORPORATION

                                       AND

                  TRANSCONTINENTAL FINANCE CORPORATION LIMITED

















                       CHARLES ADAMS, RITCHIE & DUCKWORTH
                                  ZEPHYR HOUSE
                                 P.O. BOX 709 GT
                                   MARY STREET
                                  GRAND CAYMAN
                                 CAYMAN ISLANDS


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                 THIRD AGREEMENT TO AMEND SHARE SALE AGREEMENT

THIS THIRD AGREEMENT TO AMEND SHARE SALE AGREEMENT is made this 31st day of January 2003,

BETWEEN:

1. CONSOLIDATED WATER CO. LTD., formerly Cayman Water Company Limited, of Trafalgar Place, West Bay Road, P.O. Box 1114 GT, Grand Cayman (hereinafter "the Purchaser") of the first part; and

2. NORTH-AMERICAN MORTGAGE & FINANCE CORPORATION OF Elizabethan Square, George Town, Grand Cayman (hereinafter "NAMF") and TRANSCONTINENTAL FINANCE CORPORATION LIMITED, of Elizabethan Square, George Town, Grand Cayman, (hereinafter "TCF") (together the "Vendors") of the second part.

WHEREAS:

The parties hereto entered into a Share Sale Agreement dated October 4, 2002 (the "Share Sale Agreement").

The Share Sale Agreement provided at Clause 8.8 that the Share Sale Agreement could be modified by an instrument in writing signed by the duly authorised representatives of the parties.

The Share Sale Agreement was amended to provide for a later completion date and the consequences thereof by an Agreement to Amend Share Sale Agreement dated November 29, 2002 and by a Second Agreement to Amend Share Sale Agreement dated December 30, 2002 (together the "Amending Agreements").

The completion of the Share Sale Agreement as amended by the Amending Agreements was made conditional on the happening of certain events on or before January 31, 2003, and the parties have agreed that the conditions precedent to the Share Sale Agreement as amended by the Amending Agreements are unlikely to be satisfied by that date and accordingly the parties have agreed to enter into this third amending agreement to provide for a later completion date and the consequences thereof.


NOW IT IS HEREBY AGREED as follows:-


1. Clause 3 of the Share Sale Agreement as amended by the Amending Agreements is deleted in its entirety and replaced with the following:


         "3.      PURCHASE CONSIDERATION

         3.1. The Purchase Price for the Shares and the Assignments shall be:-


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                  3.1.1.   the cash portion of US$14,600,000.00, subject to
                           adjustment pursuant to clauses 3.2 to 3.5 inclusive in the order that such clauses are set out below; and

                  3.1.2. the allotment and issue at Completion to NAMF of 185,714 fully paid ordinary shares of a nominal or par value of CI$1.00 each in the capital of the Purchaser, credited as fully paid and non assessable ("the Consideration Shares") which Consideration Shares shall entitle NAMF to the benefit of the Registration Rights Agreement.

         3.2.     The cash portion of US$14,600,000.00 provided for in clause
                  3.1.1 shall be adjusted (by increasing if the amount is positive or decreasing if the amount is negative the same as necessary) by an amount equal to:

                  3.2.1. 90.91% of the difference between "Actual Gross Equity of OCC" and "Calculated Gross Equity of OCC"; and

                  3.2.2. 47.77% of the difference between "Actual Gross Equity of OCBVI" and "Calculated Gross Equity of OCBVI".

                  "Actual Gross Equity of OCC" is the sum of "Shareholders' Equity" and the "Profit Sharing Agreement Provision" as they appear on the balance sheet of OCC, as at the end of the calendar month immediately prior to Completion. This amount shall be initially determined from the amounts shown on the OCC balance sheet in its management accounts as at 31 December 2002 for the purpose of calculating the Initial Payment (as defined in clause 3.6 below) and, subsequently, shall be determined at the expense of OCC by OCC's Auditors for the purposes of calculating the Adjusting Payment (as defined in clause 3.7 below).

                  "Actual Gross Equity of OCBVI" is the sum of "Shareholders' Equity" and the "Profit Sharing Provision" as they appear on the balance sheet of OCBVI, as at the end of the calendar month immediately prior to Completion. This amount shall be initially determined from the amounts shown on the OCBVI balance sheet in its management accounts as at 31 December 2002 for the purpose calculating of the Initial Payment (as defined in clause 3.6 below) and, subsequently, shall be determined at the expense of OCBVI by OCBVI's Auditors for the purposes of the Adjusting Payment (as defined in clause 3.7 below).

         3.3.     For the purposes of clause 3.2:

                  3.3.1.   "Calculated Gross Equity of OCC" shall mean:

                           3.3.1.1. US$6,291,000 if Completion is on or between
                                    1st and 31st October, 2002.

                           3.3.1.2. US$6,425,000 if Completion is on or between
                                    1st and 30th November, 2002.


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                           3.3.1.3. US$6,559,000.00 if Completion is on or
                                    between 1st and 31st December, 2002.

                           3.3.1.4. US$6,693,000.00 if Completion is on or
                                    between 1st and 31st January, 2003

                  3.3.2.   "Calculated Gross Equity of OCBVI" shall mean:

                           3.3.2.1. US$6,614,000 if Completion is on or between
                                    1st and 31st of October, 2002.

                           3.3.2.2. US$6,890,000 if Completion is on or between
                                    1st and 30th November, 2002.

                           3.3.2.3. US$7,166,000.00 if Completion is on or
                                    before 1st and 31st December 2002.

                           3.3.2.4. US$7,442,000.00 if Completion is on or
                                    before 1st and 31st January 2003

         3.4. The parties agree that the cash portion of US$14,600,000.00 provided for in clause 3.1.1 as adjusted by clause 3.2 (and applying the provisions of clause 3.3) is based on the assumption that the business of the Companies, shall, from the end of the calendar month immediately prior to Completion until the date of Completion, be conducted and operated in its usual and normal manner and that they do not suffer or incur any extraordinary, nonrecurring or unusual losses or expenses or make any dividend payments. To the extent that such losses or expenses are incurred or dividends paid during the period aforementioned, the cash portion of US$14,600,000.00 provided for in clause 3.1.1 as adjusted by clause 3.2 (and applying the provisions of clause 3.3) shall be decreased as follows:

                  3.4.1. in relation to OCBVI, by 47.77% of the impact of such events on Actual Gross Equity of OCBVI during the period aforementioned; and

                  3.4.2. in relation to OCC, by 90.91% of the impact of such events on Actual Gross Equity of OCC during the period aforementioned.

         The parties shall agree the amount of any decrease under clauses 3.4.1 and/or 3.4.2; provided that in the absence of agreement as to the amount of such decrease by or on Completion the Purchaser may retain such amount of the Purchase Price as is reasonable and following Completion the amount of the decrease in the Purchase Price shall be determined as soon as reasonably possible at the expense of the Purchaser by the relevant Company's Auditors. Within five (5) working days of such determination, in the event that the amount so retained exceeds the amount so determined the difference shall be paid by the Purchaser to the Vendors and in the event that the amount so retained is less than the amount so determined the difference shall be paid by the Vendors to the Purchaser.



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         3.5.     The cash portion of US$14,600;000.00 as provided for in clause
                  3.1.1, as adjusted by clauses 3.2 to 3.4 (inclusive) above shall be further adjusted by increasing the same by a simple interest factor calculated on the same at the rate of 12.5% per annum (based on a 365 day year) calculated daily for the period of July 1, 2002 until the date of Completion.

         3.6. On Completion, an initial payment of the Cash Consideration calculated based upon the management accounts described in clause 3.2 above (the "Initial Payment") shall be paid, at the option of TCF, by way of bankers draft drawn on a Cayman Islands class A licensed bank or wire transfer to TCF and receipt thereof by TCF shall be a good and final discharge of the Purchaser's obligation to make such payment to the Vendors.

         3.7. Within 5 Business Days after the "Actual Gross Equity of OCC" and the "Actual Gross Equity of OCBVI" have been determined by OCC's Auditors and OCBVI's Auditors respectively pursuant to clause 3.2 or otherwise agreed between the parties an adjusting payment, calculated as the Cash Consideration based upon such determination less the Initial Payment (the "Adjusting Payment"), shall be made by the Purchaser to TCF, if the Adjusting Payment is a positive amount, or by the Vendors to the Purchaser, if the Adjusting Payment is a negative amount. OCC's Auditors and OCBVI's Auditors shall determine "Actual Gross Equity of OCC" and the "Actual Gross Equity of OCBVI" respectively within 60 days of Completion unless the parties have already agreed the amounts of "Actual Gross Equity of OCC" and the "Actual Gross Equity of OCBVI" between themselves.

         3.8. Notwithstanding anything to the contrary herein contained, all adjustments required by Clauses 3.2 to 3.5 inclusive to calculate the Purchase Price shall be made as if Completion had occurred on January 31, 2003."

2. Clauses 4.2, 4.3 and 5.1 of the Share Sale Agreement as amended by the Amending Agreements are amended by deleting "January 31, 2003" wherever it appears, and substituting therefor "February 14, 2003".

3. Clause 5.9.1 of the Share Sale Agreement as amended by the Amending Agreements is amended to read as follows:

         "5.9.1 pay the Initial Payment as calculated pursuant to and in the manner as set out in clause 3.6;".

4. Except as expressly modified by this Agreement, the Share Sale Agreement and the Amending Agreements continue in full force and effect according to their terms.



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AS WITNESS WHEREOF the parties hereto have set their hands and date first above written.

SIGNED for and on behalf of             )
Consolidated Water Co. Ltd              )
by Jeffrey M. Parker                    ) /s/ Jeffrey M. Parker
duly authorised and in the presence of: )--------------------------------------
                                         Jeffrey M. Parker, Chairman of the
                                         Board and Chief Executive Officer


 /s/ Frederick W. McTaggart
----------------------------------------
Witness
Witness name: Frederick W. McTaggart
Address: P.O. Box 1114 GT
Occupation: President, CWCO


SIGNED for and on behalf of                 )
North-American Mortgage & Finance           ) /s/ John Wolf
Corporation by Campbell Secretaries Limited )-----------------------------------
duly authorised and in the presence of:     ) John Wolf, Director of Campbell
                                              Secretaries Limited,
                                               Attorney-in-fact


/s/ Jacqueline Thompson
----------------------------------------
Witness
Witness name: Jacqueline Thompson
Address: P.O. Box 884, GT, Grand Cayman
Occupation: Secretary


SIGNED for and on behalf of              )
Transcontinental Finance  Corporation    ) /s/ John Wolf
Limited by Campbell Secretaries Limited  )-----------------------------------
duly authorised and in the presence of:  ) John Wolf, Director of Campbell
                                           Secretaries Limited,
                                             Attorney-in-fact


/s/ Jacqueline Thompson
----------------------------------------
Witness
Witness name: Jacqueline Thompson
Address: P.O. Box 884, GT, Grand Cayman
Occupation: Secretary